UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Sirna Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SIRNA THERAPEUTICS, INC.

2950 Wilderness Place

Boulder, Colorado 80301

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Sirna Therapeutics, Inc. (the “Company”) to be held on Wednesday, May 12, 2004, at 10:00 a.m., local time, at our offices at 2950 Wilderness Place, Boulder, Colorado 80301. Your Notice of Annual Meeting, Proxy Statement and Proxy are enclosed, as is the Company’s 2003 Annual Report and Annual Report on Form 10-K for the year ended December 31, 2003, which includes the Company’s financial statements.

At the Annual Meeting, you will be asked to (1) elect two directors to serve for the ensuing three years until the expiration of their terms in 2007 or until their successors are duly elected and qualified; (2) approve an amended and restated version of the 2001 Stock Option Plan which includes an increase in the number of shares reserved for issuance pursuant to our 2001 Stock Option Plan by a total of 750,000 shares; and (3) ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004. The Board of Directors has approved the proposals described in the Proxy Statement and recommends that you vote “FOR” each proposal.

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, we ask that you return your completed Proxy, using the envelope provided, as soon as possible and in any case no later than 3:00 p.m., local time on May 11, 2004.

Thank you for your continued support.

Very truly yours,

SIRNA THERAPEUTICS, INC.

Howard W. Robin
Chief Executive Officer and President

April 9, 2004

SIRNA THERAPEUTICS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on May 12, 2004

TO OUR STOCKHOLDERS:

The Annual Meeting of Stockholders of Sirna Therapeutics, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, May 12, 2004, at 10:00 a.m., local time, at 2950 Wilderness Place, Boulder, Colorado 80301, for the following purposes:

(1)	To elect two (2) directors of the Company to serve for the ensuing three years until the expiration of their terms in 2007 or until their respective successors shall be elected and qualified;

(2)	To approve an amended and restated version of the 2001 Stock Option Plan, which provides for the following:

•	Increase in Aggregate Share Limit. The amended and restated version of the 2001 Plan authorizes an increase in the number of shares of our common stock available for award grants under the 2001 Plan by an additional 750,000 shares, from 6,627,859 to 7,377,859.

•	Prohibition on Discounted Options. The amended and restated version of the 2001 Plan provides that the exercise price of stock options may not be less than the fair market value of a share of our common stock on the date the option is granted, except in connection with a change in control of the Company or an acquisition or reorganization of another entity by the Company or a subsidiary of the Company.

•	Prohibition on Repricing. The amended and restated version of the 2001 Plan provides that stock options cannot be repriced without stockholder approval to a price that is less than the fair market value of a share of our common stock on the original grant date of the award (except due to an adjustment to reflect a stock split or similar event).

(3)	To ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004; and

(4)	To transact such other business as may be properly presented at the meeting.

The names of the Board of Directors’ nominees for directors of the Company and descriptions of the other matters to be voted upon are set forth in the accompanying Proxy Statement. Only stockholders of record at the close of business on March 15, 2004, will be entitled to vote at the meeting. To be sure that your shares are represented at the meeting, you are urged to vote, sign, date and promptly return the enclosed Proxy in the envelope provided. You may revoke your Proxy at any time prior to the time it is voted.

By Order of the Board of Directors

Bharat M. Chowrira, Secretary

Date:	April 9, 2004
Boulder, Colorado

IMPORTANT—PLEASE MAIL YOUR PROXY PROMPTLY. To ensure that your vote is recorded properly, you are urged to sign and return the enclosed Proxy in the envelope provided as soon as possible so that it will be received no later than 3:00 p.m., local time, May 11, 2004.

SIRNA THERAPEUTICS, INC.

PROXY STATEMENT FOR THE

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 12, 2004

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Sirna Therapeutics, Inc. (the “Company”) for use at the Annual Meeting of Stockholders of the Company to be held on May 12, 2004, at 10:00 a.m. local time, and at any adjournment, continuation or postponement of the meeting. These proxy solicitation materials were first sent or given on or about April 16, 2004 to stockholders entitled to vote at the Annual Meeting.

Record Date and Shares Outstanding

Only stockholders who owned shares of our common stock at the close of business on March 15, 2004, referred to in this Proxy Statement as the Record Date, are entitled to notice of, and to vote at, the Annual Meeting. Each share of common stock outstanding on the Record Date is entitled to one vote on the matters to be voted on at the Annual Meeting and is not entitled to cumulate votes for the election of directors. As of March 15, 2004, 31,787,147 shares of the Company’s common stock were outstanding and entitled to vote. All stock and option grant numbers contained in this proxy statement reflect a reverse split ratio of one-for-six, effected April 16, 2003.

Revoking Your Proxy

You may revoke your proxy at any time before it is exercised; therefore, execution of the proxy will not in any way affect the stockholder’s right to attend the meeting in person. Revocation may be made prior to the meeting by written revocation or duly executed proxy bearing a later date sent to the Company, Attention: Bharat M. Chowrira, Secretary, 2950 Wilderness Place, Boulder, Colorado 80301; or a proxy may be revoked personally at the Annual Meeting by written notice to the Secretary at the Annual Meeting prior to the voting of the Proxy. Any revocation sent to the Company must include the stockholder’s name and must be received prior to the meeting to be effective.

How Your Proxy Will Be Voted

In the absence of specific instructions to the contrary, shares represented by properly executed proxies received by the Company, including unmarked proxies, will be voted to (1) elect the two nominees to the Board described herein; (2) ratify an amended and restated version of the 2001 Stock Option Plan; and (3) ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004. In addition, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as directed by the Board of Directors. We have not received notice of any other matters that may properly be presented at the Annual Meeting.

Quorum

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company’s common stock as of the record date is necessary to constitute a quorum at the Annual Meeting.

Voting

Tabulation

Votes of stockholders entitled to vote who are present at the Annual Meeting in person or by proxy, abstentions and broker non-votes are counted as present or represented at the meeting for purposes of determining whether a quorum exists. Cumulative voting is not permitted. The nominees for election as directors at the Annual Meeting will be elected by the affirmative vote of a plurality of the shares of common stock entitled to vote and present in person or represented by proxy at the Annual Meeting; the two nominees receiving the highest number of affirmative votes of the shares voted at the Annual Meeting shall be elected to the Board of Directors. For the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004, the affirmative vote of a majority of the shares of common stock entitled to vote and present in person or represented by proxy at the Annual Meeting is necessary for approval. For the proposal to amend the Company’s Stock Option Plan to increase in the number of shares reserved for issuance by a total of 750,000 shares, the affirmative vote of a majority of the shares of common stock entitled to vote and present in person or represented by proxy at the Annual Meeting is necessary for approval.

Broker Non-Votes; Abstentions

In the absence of controlling precedent to the contrary, we intend to treat abstentions and broker non-votes in the following manner. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker “non-votes” and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained. As a result, broker “non-votes” are not included in the tabulation of the voting results on the election of directors or issues requiring the approval of a majority of the shares of common stock present and entitled to vote and, therefore, do not have the effect of votes in opposition for such proposals. With respect to Proposal 1 requiring a plurality vote, and Proposal 2 and Proposal 3 requiring a majority vote, broker “non-votes” have no effect.

Abstentions occur when a stockholder entitled to vote and present in person or represented by proxy affirmatively votes to abstain. With respect to Proposal 1 requiring a plurality vote, abstentions, like broker “non-votes,” have no effect. Unlike broker “non-votes,” however, abstentions have the same effect as a negative vote on Proposal 2 and Proposal 3 because abstentions will be included in tabulations of the shares of common stock entitled to vote for purposes of determining whether a proposal has been approved.

Solicitation of Proxies

This solicitation is being made by mail on behalf of our Board of Directors, but may also be made without additional remuneration by our officers or employees by telephone, telegraph, facsimile transmission, e-mail or personal interview. We will bear the expense of the preparation, printing and mailing of the enclosed form of proxy, notice of annual meeting and this proxy statement and any additional material relating to the meeting that may be furnished to our stockholders by our board subsequent to the furnishing of this proxy statement. We will reimburse banks and brokers who hold shares in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. To obtain the necessary representation of stockholders at the meeting, supplementary solicitations may be made by mail, telephone or interview by our officers or employees, without additional compensation, or selected securities dealers. We anticipate that the cost of such supplementary solicitations, if any, will not be material.

Stockholders’ Proposals

In accordance with Rule 14a-8 under the Exchange Act, any stockholder who intends to submit a proposal at our 2005 Annual Meeting of Stockholders and who wishes to have the proposal considered for inclusion in the proxy statement and form of proxy for that meeting must, in addition to complying with the applicable laws and regulations governing submission of such proposals, deliver the proposal to us for consideration no later than December 17, 2004.

SEC rules also establish a different deadline for submission of stockholder proposals that are not intended to be included in the Company’s proxy statement. If a stockholder intends to submit a proposal at the Company’s 2005 annual meeting, which proposal is not intended to be included in the Company’s proxy statement relating to such meeting, the stockholder must have given proper notice no later than March 2, 2005. If a stockholder gives notice of such a proposal after the deadline, the proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Company’s 2005 annual meeting, generally without including any disclosure of the proposal in the proxy statement or on the proxy card.

All notices of proposals, whether or not to be included in the Company’s proxy materials, should be sent to Bharat M. Chowrira, Secretary, Sirna Therapeutics, Inc., 2950 Wilderness Place, Boulder, Colorado 80301.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially eliminates some duplicative mailings to stockholders and reduces our mailing costs.

This year, a number of brokers with account holders who are stockholders of the Company will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Sirna Therapeutics, Inc., Bharat M. Chowrira, Secretary, 2950 Wilderness Place, Boulder, Colorado 80301 or contact ADP Investor Communication Services at 1-800-542-1061. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation provides for a Board of Directors made up of three classes. The term of office of the Class II Directors expires at the Annual Meeting, the term of office of the Class I Directors expires at the Annual Meeting of Stockholders to be held in 2006, and the term of office of the Class III Directors expires at the Annual Meeting of Stockholders to be held in 2005. Thereafter, the term of each class expires at each third succeeding Annual Meeting of Stockholders after election of the class.

Our Board currently consists of six directors, with one unfilled vacancy. Mr. Howard W. Robin and Mr. Jeremy L. Curnock Cook are the Class I directors. Dr. Douglas Fambrough and Dr. Bryan Roberts comprise the Class II directors and have been nominated by the Board of Directors for election at the Annual Meeting to serve for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2007. In accordance with the terms of the Company’s Amended and Restated Bylaws, the Sprout Group retains the right to nominate an additional Class II director, which position is currently unfilled. Dr. James Niedel and Mr. R. Scott Greer comprise the Class III directors. The proxies will be voted, unless authority to do so is withheld, in favor of the two Class II nominees recommended by the Board.

If any of the Class II director nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that either nominee will be unable or will decline to serve as a director.

Certain information regarding our directors and the director nominees is set forth below.

Name	Age	Position
Howard W. Robin	51	Chief Executive Officer, President and Director
Jeremy L. Curnock Cook (2)(3)	54	Director
Douglas Fambrough, Ph.D. (3)	35	Director
James Niedel, M.D., Ph.D. (1) (3)	60	Chairman of the Board
Bryan Roberts, Ph.D. (1)(2)	37	Director
R. Scott Greer (1)(2)	45	Director

(1)	Member of the Compensation Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Nominees for Election as Class II Directors with Term Expiring in 2007

Douglas Fambrough, Ph.D., has served as a director since April 2003 and is a Principal with Oxford Bioscience Partners, specializing in investments in technology-based drug discovery companies. In addition to representing Oxford on the board of Sirna, Dr. Fambrough also represents Oxford as an observer to the boards of RibX Pharmaceuticals Inc., Avalon Pharmaceuticals Inc., and Xantos Biomedicine AG. Prior to joining Oxford in 1999, Dr. Fambrough spent ten years in academic research, most recently at the Whitehead/MIT Center for Genome Research. He graduated from Cornell University and obtained his Ph.D. in genetics from the University of California, Berkeley.

Bryan Roberts, Ph.D., has served as director since April 2003. He joined Venrock in 1997 and is now a General Partner involved with the firm’s activities in healthcare, and is based in Menlo Park, CA. Dr. Roberts currently serves on the boards of several private companies including athenahealth, Biomedicines, Microbia, Nanosys, Satiety and Xenoport. Prior to joining Venrock, Dr. Roberts worked at Kidder Peabody & Co., Inc. in corporate finance. Dr. Roberts received his Ph.D. in Chemistry and Chemical Biology at Harvard University and graduated from Dartmouth College, where he obtained a B.A. in Chemistry.

Continuing Class III Directors with Term Expiring in 2005

James Niedel, M.D., Ph.D., has served as a director since April 2003. He joined Sprout as a Venture Partner on May 1, 2002. Prior to that appointment, Dr. Niedel was Chief Science and Technology Officer for GlaxoSmithKline and from 1995 to 2001 he was a member of the board of directors of Glaxo Wellcome plc with responsibility for Global Research and Development, Information Technology and Product Strategy. From 1988 to 1995 he was VP Research and SVP R&D for the US subsidiary of Glaxo. Before joining the pharmaceutical industry, Dr. Niedel was Professor of Medicine and Chief of the division of Clinical Pharmacology at Duke Medical School, where he had completed an Internal Medicine residency and a Hematology-Oncology fellowship. He received M.D. and Ph.D. (Biochemistry) degrees from the University of Miami, was selected a Searle Scholar, and is a Fellow of the Royal College of Physicians (London).

R. Scott Greer has served as a director since July 2003. Mr. Greer has served as Chairman of the Board of Abgenix, a biopharmaceutical company, since May 2000. Mr. Greer served as Chief Executive Officer of Abgenix from June 1996 to April 2002. Currently, he is also a member of the boards of CV Therapeutics and Illumina. From 1991 to 1996, Mr. Greer held several senior positions with a gene therapy company, Cell Genesys, including Senior Vice President of Corporate Development and Chief Financial Officer. From 1986 to 1991, Mr. Greer held various positions, including as Director of Corporate Development with Genetics Institute, Inc., a biotechnology firm. Mr. Greer received a B.A. in Economics from Whitman College, an M.B.A. from Harvard University and was a Certified Public Accountant.

Pursuant to our Amended and Restated Bylaws, the Sprout Group has the right to designate two persons to be appointed a member of the Company’s Board of Directors. Oxford Bioscience Partners IV and Venrock Associates each have the right to designate one person to be appointed a member of the Board of Directors. In addition, the Sprout Group, Oxford Bioscience Partners IV and Venrock Associates have entered into an agreement whereby each has agreed to vote for the designee appointed by the other parties.

Continuing Class I Directors with Term Expiring 2006

Howard W. Robin has served as Chief Executive Officer, President and Director since July 2001. From January 2001 to June 2001, Mr. Robin was Chief Operating Officer, President and Director. From 1991 to 2001 Mr. Robin was Corporate Vice President and General Manager of Therapeutics at Berlex Laboratories, Inc. and from 1987 to 1991 he served as Vice President of Finance and Business Development and Chief Financial Officer. From 1984 to 1987 Mr. Robin was Director of Business Planning & Development at Berlex. He was a Senior Associate with Arthur Andersen & Co. prior to joining Berlex. He received his B.S. in Accounting & Finance from Fairleigh Dickinson University in 1974.

Jeremy L. Curnock Cook has served as a director since July 1995. Mr. Cook is Executive Chairman of Bioscience Managers Ltd., a corporate advisory company, and Non-Executive Chairman of Targeted Genetics Inc. He is also Chairman of atugen Gmbh and a member of the board of Inflazyme Pharmaceuticals, Inc. and Biocompatibles International plc. He was a director of Rothschild Asset Management, an investment management company, where he was responsible for the Rothschild Bioscience Unit from 1987 until his retirement in 2000. Mr. Cook founded the International Biochemicals Group in 1975, which he subsequently sold to Royal Dutch Shell in 1985, remaining as Managing Director until 1987. Mr. Cook received an M.A. in Natural Sciences from Trinity College Dublin.

There is no family relationship between any of our directors or executive officers.

Vote Required and Board of Directors’ Recommendation

The two nominees receiving the highest number of affirmative votes of the shares voted at the meeting shall be elected to the Board of Directors. Proxies solicited by our Board of Directors will be so voted unless stockholders specify otherwise in their proxies. Broker non votes and abstentions on this proposal have the effect described on page 3.

Our Board of Directors believes that the reelection Dr. Fambrough and Dr. Roberts to our Board of Directors will promote the interests of the Company and its stockholders.

Our Board of Directors recommends that the stockholders vote “FOR” the director nominees listed above.

Board of Directors Independence

The Board of Directors has determined that a majority of the Board members are independent within the meaning of Nasdaq Rule 4200. The directors so determined to be independent include Mr. Cook, Dr. Fambrough, Mr. Greer, Dr. Neidel and Mr. Roberts.

Board of Directors and Committee Meetings

In 2003, there were 11 meetings of the Board of Directors of the Company (6 of these were meetings of the Ribozyme Pharmaceuticals, Inc., Board of Directors). During 2003, all directors attended seventy-five percent(75%) or more of the Company’s Board meetings and meetings of Board committees on which they served, or the portion thereof following such person’s appointment to the Board or such committee. The Company’s policy is to encourage incumbent directors and nominees to attend annual meetings of the Company’s stockholders. Four directors attended the 2003 Annual Meeting of Stockholders. The Board of Directors has standing Audit, Compensation and Nominating and Governance Committees to assist the Board of Directors in discharging its duties. Current copies of the charters for the Audit Committee, the Compensation Committee and the Nominating and Governance Committee as well as the Board of Director Guidelines can be found on the Company’s website at www.sirna.com. In addition, copies of these charters are available from the Company free of charge upon written request to Bharat M. Chowrira, Secretary, 2950 Wilderness Place, Boulder, Colorado, 80301.

Executive Sessions

Executive sessions of non-management directors will be held at least two times a year. The sessions are scheduled and chaired by the Chair of the Nominating and Governance Committee. Any non-management director can request that an additional executive session be scheduled.

Compensation Committee

The Compensation Committee consists of Dr. Roberts (Chairman), Mr. Greer and Dr. Niedel. The Board has determined that all members of the Compensation Committee are “independent” as that term is defined in Rule 4200 of the listing standards of the Nasdaq National Market. The Compensation Committee met two times in 2003. The Compensation Committee:

•	reviews and recommends for Board approval grants of options pursuant to the Company’s Stock Option Plans;

•	decides salaries and incentive compensation for the Company’s employees and consultants; and

•	recommends compensation for executive officers for approval by the board.

Audit Committee

The Audit Committee consists of Mr. Greer (Chairman), Mr. Cook and Dr. Roberts. The Audit Committee met five times in 2003. The Audit Committee approves the engagement of and the services to be performed by the Company’s independent accountants and reviews the Company’s accounting principles and its system of internal accounting controls, and reviews existing and proposed Company related party transactions, if any.

The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 4200 of the listing standards of the Nasdaq National Market and also meet the additional criteria for independence of Audit Committee members set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. In addition, our Board of Directors has determined that Mr. Greer is an “audit committee financial expert” as defined by the Securities and Exchange Commission.

The Audit Committee oversees the Company’s Ethics Program, which presently includes the Company’s Code of Business Conduct and Ethics and a 24-hour toll-free hotline. The Business Code of Conduct and Ethics is available at www.sirna.com. The Audit Committee is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and expects the Company’s directors, as well as its officers and employees, to act ethically at all times and to acknowledge their adherence to the policies comprising the Company’s Code of Business Conduct and Ethics. The Company has also established a Disclosure Subcommittee to assist the officers of the Company in fulfilling their responsibility for oversight of the accuracy and timeliness of the disclosures made by the Company.

Additional information regarding the Audit Committee and its members is contained in the “Audit Committee Report” beginning on page 30 of this Proxy Statement.

Nominating and Governance Committee

The Nominating and Governance Committee, or the Committee, consists of Dr. Fambrough (Chairman), Dr. Niedel and Mr. Cook. The Board has determined that all members of the Nominating and Governance Committee are “independent” as that term is defined in Rule 4200 of the listing standards of the Nasdaq National Market. The Nominating and Corporate Governance Committee met two times in 2003. The Nominating and Governance Committee was organized to:

•	identify, review and recommend qualified director candidates to the Board,

•	review qualifications of such candidates,

•	recommend to the Board for consideration such candidates for membership as a director, and

•	fill vacancies that may arise from time to time.

Consideration of Director Nominees

Stockholder Nominees

The policy of the Committee is to consider properly submitted stockholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications.”

The Committee will consider suggestions of nominees from stockholders. Stockholders may recommend individuals for consideration by submitting the materials set forth below to the Company addressed to the Chairman of the Committee at the Company’s address. To be timely, the written materials must be submitted within the time permitted for submission of a stockholder proposal for inclusion in the Company’s proxy statement for the subject annual meeting. For deadlines for the 2005 Annual Meeting, see “Stockholders’ Proposals” above.

The written materials must include: (1) all information relating to the individual recommended that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (2) the name(s) and address(es) of the stockholders making the nomination and the amount of the Company’s securities that is owned beneficially and of record by such Stockholder(s); (3) appropriate biographical information (including a business address and a telephone number) and a statement as to the individual’s qualifications, with a focus on the criteria described above; (4) a representation that the stockholder of record is a holder of record of stock of the Company entitled to vote on the date of submission of such written materials; and (5) disclosure of any material interest of the stockholder in the nomination.

Director Qualifications

The Committee has established the following minimum criteria for evaluating prospective board candidates:

•	Reputation for integrity, strong moral character and adherence to high ethical standards.

•	Holds or has held a generally recognized position of leadership in community and/or chosen field of endeavor, and has demonstrated high levels of accomplishment.

•	Demonstrated business acumen and experience, and ability to exercise sound business judgment and common sense in matters that relate to the current and long-term objectives of the Company.

•	Ability to read and understand basic financial statements and other financial information pertaining to the Company.

•	Commitment to understand the Company and its business, industry and strategic objectives.

•	Commitment and ability to regularly attend and participate in meetings of the Board of Directors, Board Committees and stockholders, an appropriate number of other company Boards on which the candidate serves, subject to applicable SEC and Nasdaq rules, and ability to generally fulfill all responsibilities as a director of the Company.

•	Willingness to represent and act in the interests of all stockholders of the Company rather than the interests of a particular group.

•	Good health, and ability to serve.

•	For prospective non-employee directors, independence under SEC and applicable stock exchange rules, and the absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the nominee serving as a director.

•	Willingness to accept the nomination to serve as a director of the Company.

Other Factors for Potential Consideration

The Committee will also consider the following factors in connection with its evaluation of each prospective nominee:

•	Whether the prospective nominee will foster a diversity of skills and experiences.

•	Whether the nominee possesses the requisite education, training and experience to qualify as “financially literate” or as an “audit committee financial expert” under applicable SEC and Nasdaq National Market rules.

•	Composition of Board and whether the prospective nominee will add to or complement the Board’s existing strengths

Identifying and Evaluating Nominees for Directors

The Committee initiates the process by preparing a slate of potential candidates who, based on their biographical information and other information available to the Committee, appear to meet the criteria specified above and/or who have specific qualities, skills or experience being sought (based on input from the full Board).

•	Outside Advisors. The Committee may engage a third-party search firm or other advisors to assist in identifying prospective nominees.

•	Nomination of Incumbent Directors. The re-nomination of existing directors should not be viewed as automatic but should be based on continuing qualification under the criteria set forth above. For incumbent directors standing for re-election, the Committee will assess the incumbent director’s performance during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company; the number of other company boards on which the individual serves, composition of our Board at that time, and any changed circumstances affecting the individual director which may bear on his or her ability to continue to serve on the Board.

•	Management Directors. The number of officers or employees of the Company serving at any time on the Board should be limited such that, at all times, a majority of the directors is “independent” under applicable SEC and Nasdaq National Market rules.

After reviewing appropriate biographical information and qualifications, first-time candidates will be interviewed by at least one member of the Committee and by the Chief Executive Officer. Upon completion of the above procedures, the Committee shall determine the list of potential candidates to be recommended to the full Board for nomination at the annual meeting. The Board of Directors will select the slate of nominees only from candidates identified, screened and approved by the Committee.

Communications with the Board

Individuals may communicate with the Board by submitting postal mail to the Company’s Board at the address below to the attention of the Secretary. Such communications will be available to all members of the Board. Communications that are intended specifically for non-management directors should be sent to the address below to the attention of the Chair of the Nominating and Corporate Governance Committee.

Sirna Therapeutics, Inc.

Board of Directors

2950 Wilderness Place

Boulder, Colorado 80301

Compensation of Directors

In 2003, all non-employee directors received $5,000 for each Board or Committee meeting attended in person. In addition, Audit Committee members are paid $1,000 for participating in separate Committee meetings to review the quarterly and annual reports. Each non-employee director also received an initial stock option grant of 75,000 shares of common stock that vests monthly over three years. Mr. Greer received an additional grant for 50,000 shares of common stock that vested immediately and were at a 20% discount to the fair market value on the date of grant, as compensation for his duties as Audit Committee chairman. All options expire at the end of ten years.

PROPOSAL NO. 2

AMENDMENTS TO THE 2001 STOCK OPTION PLAN

At the Annual Meeting, stockholders will be asked to approve an amended and restated version of the Company’s 2001 Stock Option Plan (“2001 Plan”). Our Board of Directors approved the amended and restated version of the 2001 Plan, subject to stockholder approval, on April 9, 2004. The amended and restated version of the 2001 Plan reflects the following amendments which are subject to stockholder approval of this proposal:

•	Increase in Aggregate Share Limit. The amended and restated version of the 2001 Plan authorizes an increase in the number of shares of our common stock available for award grants under the 2001 Plan by an additional 750,000 shares, from 6,627,859 to 7,377,859.

•	Prohibition on Discounted Options. The amended and restated version of the 2001 Plan provides that the exercise price of stock options may not be less than the fair market value of a share of our common stock on the date the option is granted, except in connection with a change in control of the Company or an acquisition or reorganization of another entity by the Company or a subsidiary of the Company.

•	Prohibition on Repricing. The amended and restated version of the 2001 Plan provides that stock options cannot be repriced without stockholder approval to a price that is less than the fair market value of a share of our common stock on the original grant date of the award (except due to an adjustment to reflect a stock split or similar event).

At a Special Meeting of Stockholders held on April 16, 2003, stockholders approved an amendment to the 2001 Plan as a result of which we increased the number of shares reserved for issuance pursuant to the 2001 Plan by a total of 5,666,667 (after giving effect to a reverse stock split of one-for-six) and provided a maximum limit on options granted to any individual during any calendar year of two million shares (after giving effect to the reverse stock split). Following the amendment to the 2001 Plan and after giving effect to the reverse stock split, as of April 9, 2004, the maximum aggregate number of shares of common stock that are reserved under the 2001 Plan is 6,627,859 shares, which includes 461,192 shares that had been reserved and were available for issuance under our 1996 Stock Option Plan, as well as the additional 5,666,667 shares approved by stockholders at the special meeting. The shares reserved under the 2001 Plan may be authorized, but unissued, or reacquired common stock. If an option expires or becomes unexercisable without having been exercised in full, the unexercised shares that were subject thereto will become available for future grant or sale under the 2001 Plan.

As of April 9, 2004, 5,908,721 shares of our common stock were subject to awards then outstanding under the 2001 Plan and an additional 448,847 shares were then available for additional award grants under the 2001 Plan. Our Board of Directors believes that the number of shares currently available for award grant purposes under the 2001 Plan is not sufficient to adequately provide for future incentives. Our Board of Directors believes that the additional share authority requested under the 2001 Plan proposal will give us greater flexibility to structure future incentives and better attract, retain and motivate key employees.

If the 2001 Plan proposal is not approved by stockholders, the current share limits under the 2001 Plan will remain in effect.

Summary Description of the 2001 Plan

The principal terms of the 2001 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2001 Plan, a copy of which appears as Exhibit A to this Proxy Statement.

The purposes of the 2001 Plan are to:

•	attract and retain qualified personnel;

•	provide additional incentives to the Company’s employees, officers, directors and consultants; and

•	promote the success of the Company’s business.

Under the 2001 Plan, the Company may grant or issue incentive stock options and non-statutory stock options to its consultants, employees, officers and directors.

Administration. The Board has delegated administration of the 2001 Plan to a Compensation Committee comprised of three independent directors (see “Board of Directors and Committee Meetings”). Subject to the limitations set forth in the Plans, the Board or the Compensation Committee has the authority to:

•	select the persons to whom grants are to be made;

•	designate the number of shares to be covered by each option;

•	determine whether an option is an incentive stock option or a non-statutory stock option;

•	establish vesting schedules; and

•	subject to restrictions, specify the type of consideration to be paid upon exercise and to specify other terms of the options.

Terms. The maximum term of options granted under the 2001 Plan is ten years; however, the maximum term is five years for incentive options granted to a person who at that time owns 10% of the total combined voting power of all classes of stock. The aggregate fair market value of the stock with respect to which incentive stock options are first exercisable in any calendar year may not exceed $100,000 per optionee. Any portion in excess of $100,000 shall be treated as non-statutory stock options. Options granted under the 2001 Plan are non-transferable and generally expire upon the earlier of the stated expiration date or three months after the termination of an optionee’s service. However, the expiration date would be 18 months in the event the optionee’s employment terminates by reason of death or 12 months in the event the optionee’s employment terminates due to disability, or a longer or shorter period as may be specified in the option agreement.

No specific vesting schedule is required under the 2001 Plan. The exercise price of incentive stock options must equal at least the fair market value of the common stock on the date of grant, except that the exercise price of incentive stock options granted to any person who at the time of grant owns stock possessing more than 10% of the combined voting power of all classes of stock must be at least 110% of the fair market value of the stock on the date of grant. The exercise price of non-statutory stock options under the Plan is determined by the Board or the Compensation Committee at the time of grant. If stockholders approve the 2001 Plan proposal, the exercise price of all options granted under the 2001 Plan could not be less than 100% of the fair market value of the stock on the date of grant, and in no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by stockholders) could any adjustment be made to an option under the 2001 Plan (by amendment, cancellation or regrant, exchange or other means) that would constitute a repricing of the per share exercise price of the option.

Adjustments; Possible Early Termination of Awards. The Board has discretion in connection with a merger, consolidation, reorganization or similar corporate event where the Company is the surviving corporation to prescribe the terms and conditions for the modifications of the options granted under the 2001 Plan. If the Company is not the surviving corporation in the event of its dissolution or liquidation, or its merger or consolidation, all outstanding options will terminate unless assumed by another corporation.

Federal Income Tax Consequences.

The U.S. federal income tax consequences of the 2001 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2001 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local or international tax consequences.

With respect to nonqualified stock options, we are generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, we generally are not entitled to a deduction nor does the optionee recognize income at the time of exercise, although the optionee may be subject to the U.S. federal alternative minimum tax. If incentive stock option shares are not held for specified qualifying periods, however, the difference between the fair market value of the shares at the date of exercise (or, if lower, the sale price) and the cost of such shares is taxed as ordinary income (and we generally will receive a corresponding deduction) in the year the shares are sold.

If an award is accelerated under the 2001 Plan in connection with a change in control (as this term is used in the U.S. Internal Revenue Code), we may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain excise taxes may be triggered). Furthermore, we may not be able to deduct the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Section 162(m) of the U.S. Internal Revenue Code in certain circumstances.

Specific Benefits, Historical Grant Information Under the 2001 Plan

The Company has not approved and is not currently considering any awards that are conditioned upon stockholder approval of 2001 Plan proposal. The number, amount and type of awards to be received by or allocated to eligible persons in the future under the 2001 Plan cannot be determined at this time. If the share increase reflected in this 2001 Plan proposal had been in effect in fiscal 2003, the Company expects that its award grants for fiscal 2003 would not have been substantially different from those actually made in that year under the 2001 Plan.

For information regarding stock options granted to our named executive officers in fiscal 2003, see the material under the heading “Option Grants in Last Fiscal Year” on page 18. For additional information regarding past option grants under the 2001 Plan, see the “Aggregate Past Grants under the 2001 Plan” table below.

The market value of a share of our common stock as of April 9, 2004 was $4.31 per share.

Aggregate Past Grants under the 2001 Plan

As of April 9, 2004, options covering 5,908,721 shares of our common stock are outstanding under the 2001 Plan. The following table shows information regarding the distribution of those options among the persons and groups identified below and option exercises prior to and option holdings as of that date.

Name	Number of Shares Subject to Past Option Grants	Number of Shares Acquired On Exercise	Number of Shares Underlying Options as of April 9, 2004
			Exercisable	Unexercisable
Executive Group
Howard W. Robin	1,601,171	—	69,886	1,531,285
Marvin Tancer (1)	530,415	50,000	62,858	417,557
Nassim Usman	552,435	333	126,636	425,466
Barry A. Polisky	337,499	—	74,550	262,949
Bharat M. Chowrira	294,513	897	69,328	224,288

Total for Executive Group	3,316,003	51,230	403,528	2,861,545

Non-Executive Director Group	431,666	50,000	121,256	260,410

Each other person who has received 5% or more of the options, warrants or rights under the 2001 Plan	—	—	—	—
All employees, including all current officers who are not executive officers or directors, as a group	3,107,471	169,061	629,665	1,632,317

Total	6,855,140	270,291	1,154,449	4,754,272

(1)	Mr. Tancer left the Company effective December 31, 2003.

Our Board of Directors believes that the approval of the 2001 Plan proposal will promote the interests of the Company and its stockholders and enable us to continue to attract, motivate, retain and reward persons important to our success and to provide incentives based upon the attainment of corporate objectives and increases in stockholder value.

Proxies solicited by our Board of Directors will be so voted unless stockholders specify otherwise in their proxies. Broker non-votes and abstentions on this proposal have the effect described on page 3. All members of our Board of Directors are eligible for awards under the 2001 Plan.

The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting at the Annual Meeting will be required to approve this proposal.

Our Board of Directors recommends that the stockholders vote “FOR” the ratification of the amended and restated version of the 2001 Stock Option Plan.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Ernst & Young LLP has served as the Company’s independent auditors since 1992. Our Board of Directors, upon recommendation of the Audit Committee, has selected Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2004. At the Annual Meeting, stockholders will be asked to ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending 2004.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders. Such representatives of Ernst & Young LLP will also have the opportunity to make a statement if they desire to do so.

Audit Fees

The following table sets forth the aggregate fees billed by Ernst & Young LLP for the following services during fiscal 2003 and fiscal 2002:

	2003	2002
Audit Fees	$213,197	$164,863
Audit Related Fees	$20,000	$—
Tax Fees	$11,342	$11,075
All Other Fees	$—	$—

Audit Fees. Consists of fees billed for professional services rendered for the audit of the Company’s annual financial statements and review of the interim financial statements included in quarterly reports; statutory audits or financial audits for subsidiaries or affiliates of the Company; services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings; consultation concerning accounting or disclosure treatment of transactions or events and actual or potential impact of final or proposed rules, standards or interpretations by the SEC, the Financial Accounting Standards Board, or other regulatory or standard setting bodies; and assistance with and review of documents provided to the SEC in responding to SEC comments.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” These services include financial statement audits of employee benefit plans, internal control reviews and assistance with internal controls reporting requirements.

Tax Fees. Consists of preparing the Company’s federal and state tax returns.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy for the pre-approval of audit and non-audit services performed by the independent auditor, and the fees paid by the company for such services, in order to assure that the provision of such services does not impair the auditor’s independence. Under the policy, at the end of the previous fiscal year the Audit Committee pre-approves audit services, audit-related services and tax services for the next fiscal year. Pre-approval is detailed as to the particular service or category of services, and the Audit Committee periodically reviews the list of pre-approved services. All other services, as well as any other audit services, audit-related services or tax services not pre-approved by the Audit Committee, must be separately pre-approved by the Audit Committee.

Pre-approved fee levels for all pre-approved services are established periodically by the Audit Committee. The Audit Committee periodically reviews fees incurred to date for pre-approved services. Any proposed services exceeding the pre-approved fee levels require further pre-approval by the Audit Committee. With respect to each service for which separate pre-approval is proposed, the independent auditor will provide a detailed description of the services to permit the Audit Committee to assess the impact of the services on the independence of the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members and has delegated such authority to the Chairman of the Audit Committee. The Audit Committee member to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at the next scheduled meeting. The Audit Committee does not delegate its pre-approval responsibilities to management of the company.

During the last fiscal year, no services were provided by Ernst & Young LLP that were approved by the Audit Committee pursuant to the de minimis exception to pre-approval contained in the SEC’s rules.

The Audit Committee of the Board has considered whether provision of the services described in sections (b), (c) and (d) above is compatible with maintaining the independent accountant’s independence and has determined that such services have not adversely affected Ernst & Young LLP’s independence.

Vote Required and Board of Directors’ Recommendation

Although it is not required to do so, the Board of Directors is submitting the Audit Committee’s selection of our independent auditors for ratification by the stockholders at the Annual Meeting in order to ascertain the view of the stockholders regarding such selection. The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting at the Annual Meeting will be required to approve this proposal. Whether the proposal is approved or defeated, the Audit Committee may reconsider its selection. Proxies solicited by our Board of Directors will be so voted unless stockholders specify otherwise in their proxies. Broker non votes and abstentions on this proposal have the effect described on page 3.

Our Board of Directors recommends that the stockholders vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent auditors for the 2003 fiscal year.

Executive Officers

The officers of the Company serve at the discretion of the Board of Directors and hold office until their successors are appointed by the Board of Directors. Information regarding the Company’s executive officers as of April 9, 2004 is set forth below.

Name	Age	Position
Howard W. Robin (1)	51	Chief Executive Officer, President and Director
Nassim Usman, Ph.D.	44	Chief Operating Officer and Senior Vice President
Barry Polisky, Ph.D.	58	Senior Vice President of Research
Bharat M. Chowrira, Ph.D., J.D.	38	Vice President, Legal Affairs, Licensing, Patent Counsel and Corporate Secretary

(1)	Information regarding Howard Robin is discussed under “Continuing Class I Directors with Term Expiring in 2006.”

Nassim Usman, Ph.D., has served as Chief Operating Officer and Senior Vice President since December 2003. Prior to December 2003 he served as Chief Scientific Officer since February 2002, and as Vice President of Research and Development since August 2000. From December 1999 to July 2000, Dr. Usman served as Senior Vice President of Research. From May 1996 to December 1999, Dr. Usman served as Vice President of Research. From April 1994 until May 1996, Dr. Usman served as Director of Chemistry and Biochemistry Research and from September 1992 until April 1994 Dr. Usman served as Senior Scientist in Chemistry and Biochemistry. From January 1987 to September 1992, Dr. Usman was a Postdoctoral Fellow and Scientist in the Departments of Biology and Chemistry at the Massachusetts Institute of Technology. Dr. Usman received his Ph.D. in chemistry from McGill University.

Barry Polisky, Ph.D., has served as Senior Vice President of Research since December 2003. Dr Polisky joined Sirna Therapeutics in June 2002 as Vice President of Research. Prior to joining Sirna Therapeutics, Dr. Polisky served as Vice-President of Research at ThermoBiostar, Inc. where he initiated and launched a SNP diagnostic platform. From 1992 to 1998, Dr. Polisky was Vice President of Research and Drug Discovery at NeXstar, Inc. where he developed several aptamers (nucleic acid-based therapeutics including the VEGF aptamer currently in Phase III development). Prior to joining NeXstar, Dr. Polisky was Professor and Chairman of the Molecular Biology program at Indiana University. Dr. Polisky received his Ph.D. in molecular biology from the University of Colorado and conducted his post-doctoral work in the Department of Biochemistry and Biophysics, University of California, San Francisco.

Bharat M. Chowrira, Ph.D., J.D. has served as our Vice President, Legal Affairs, Licensing & Patent Counsel since May 2002. Dr. Chowrira joined Sirna Therapeutics in 1993 and is responsible for Sirna Therapeutics’ legal and business licensing activities, building and maintaining our intellectual property portfolio and strategic alliance initiatives, and general corporate matters. Dr. Chowrira also serves as the corporate secretary. Dr. Chowrira received his J.D. degree from the College of Law at the University of Denver and holds a Ph.D. in Microbiology and Molecular Genetics from the University of Vermont. Dr. Chowrira is a registered patent attorney and a member of the Colorado Bar Association, American Intellectual Property Law Association, Licensing Executive Society and the Association of Corporate Counsel.

Compensation of Executive Officers

Summary Compensation Table

The following table summarizes the compensation paid to or earned by the Company’s Chief Executive Officer and the other most highly compensated executive officers whose annual compensation exceeded $100,000 in 2003 (“Named Executive Officers”).

Summary Compensation Table

	Annual Compensation					Long-term Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Comp.($)		Shares Underlying Options Granted(#)*	All Other Comp.($) (1)
Howard W. Robin Chief Executive Officer and President (2)	2003 2002 2001	$351,051 344,500 309,231	$103,500 155,025 124,313	$135,776 181,203 678,273	(3) (3) (3)	1,434,166 62,834 64,171	$	— — —

Marvin Tancer (4) Chief Financial Officer and Vice President of Operations	2003 2002 2001	$276,995 266,000 135,417	$25,270 79,800 59,500	$271,554 91,370 480,447	(5) (5) (5)	465,000 32,916 32,499		$6,999 6,000 —

Nassim Usman Chief Operating Officer, Senior Vice President	2003 2002 2001	$257,842 254,000 240,000	$50,800 76,200 50,907	$33,101 23,367 43,958	(6) (6) (6)	470,833 26,984 3,333		$5,997 5,500 5,249

Barry A. Polisky Senior Vice President of Research (7)	2003 2002	$222,600 114,833	$55,650 53,000	$49,245 47,781	(8) (8)	291,666 25,833		$6,999 6,502

Bharat M. Chowrira Vice President Legal Affairs, Licensing & Patent Counsel and Corporate Secretary	2003 2002 2001	$210,000 191,938 139,658	$52,500 50,000 13,600	$34,829 33,854 2,000	(9) (9) (9)	250,000 13,683 5,033		$5,997 5,500 5,249

*	All option grant amounts reflect a reverse split ratio of one-for-six, effected April 16, 2003.
(1)	The “All Other Compensation” column shows the dollar value of matching contributions in common stock made by the Company under the 401(k) Savings Plan.
(2)	Mr. Robin joined the Company on January 4, 2001.
(3)	Includes for 2003: (a) $80,000 for partial forgiveness of a loan, and (b) $55,776 for taxes related to the forgiveness of the loan. Includes for 2002: (a) reimbursement of relocation expenses of $17,220; (b) $14,876 for taxes related to relocation; (c) $80,000 for partial forgiveness of a loan; and (d) $69,107 for taxes related to the forgiveness of the loan. Includes for 2001: (a) reimbursement of relocation expenses of $323,829; (b) $266,675 for taxes related to relocation; (c) imputed interest of $48,000 on a five year $400,000 forgivable loan; and (d) $39,559 for taxes related to the imputed interest on the loan.
(4)	Mr. Tancer joined the Company on June 18, 2001 and left the Company effective December 31, 2003.
(5)	Includes for 2003: (a) $160,000 for forgiveness of a loan; and (b) $111,554 for taxes related to the forgiveness of the loan. Includes for 2002: (a) reimbursement of relocation expenses of $9,020; (b) $7,793 for taxes related to relocation; (c) $40,000 for partial forgiveness of a loan; and (d) $34,557 for taxes related to the forgiveness of the loan. Includes for 2001: (a) reimbursement of relocation expenses of $232,485; (b) $191,453 for taxes related to relocation; (c) imputed interest of $30,897 on a five year $200,000 forgivable loan; and (d) $25,463 for taxes related to the imputed interest on the loan.

(6)	Includes (a) $12,000 in each of 2003 and 2002 and $27,000 in 2001, for partial forgiveness of a loan; (b) $18,101 in 2003, $8,367 in 2002 and $14,000 in 2001, for taxes related to partial forgiveness of the loan; and (c) approximately $3,000 in each of 2003, 2002 and 2001 for dependent daycare expenses.
(7)	Dr. Polisky joined the Company on June 17, 2002.
(8)	Includes for 2003: (a) $30,000 for forgiveness of a loan; and (b) $12,829 for taxes related to the forgiveness of the loan. Includes for 2002: (a) imputed interest of $28,152 on a five year $150,000 forgivable loan; and (b) $19,629 for taxes related to the imputed interest on the loan.
(9)	Includes for 2003: (a) $22,000 for partial forgiveness of a loan, and (b) $12,829 for taxes related to the forgiveness of the loan. Includes for 2002: (a) imputed interest of $18,768 on a five year $75,000 forgivable loan; (b) $13,086 for taxes related to the imputed interest on the loan; and (c) $2,000 for forgiveness of a loan. Includes for 2003: (a) $2,000 for forgiveness of a loan.

The foregoing compensation table does not include certain fringe benefits made available on a non-discriminatory basis to all of our employees such as group health insurance, dental insurance, long-term disability insurance, vacation and sick leave. In addition, we may make available certain non-monetary benefits to our executive officers with a view to acquiring and retaining qualified personnel and facilitating job performance. We consider such benefits to be ordinary and incidental business costs and expenses. We also did not include in the table the aggregate value of such benefits in the case of the executive officers, which cannot be precisely ascertained but which is the lesser of either $50,000 or 10% of the total annual salary and bonus paid to each such executive officer.

Option Grants Table

The following table contains information about stock options granted to each of the Named Executive Officers during 2003 under the Company’s stock option plans. The exercise price of each option was equal to the fair market value of the common stock on the date of the option grant as determined by the Board of Directors. The options are granted for a term of ten years, subject to earlier termination if employment is terminated. In 2003, the Company granted options representing an aggregate of 4,871,418 shares of the Company’s common stock to employees and directors, including the Named Executive Officers.

Option Grants in Last Fiscal Year

	Individual Grants
	Number of Shares Underlying Options Granted (#)	% of Total Options Granted to Employees in 2002	Exercise Price ($/Share)(2)	Expiration Date	Potential Realizable Value at Annual Rate of Stock Price Appreciation for Option Term(1)
					5%($)	10%($)
Howard W. Robin	1,434,166	29.4%	$2.10	02-11-13	1,053,075	3,460,803
Marvin Tancer(3)	465,000	9.5%	$2.10	02-11-13	341,439	1,122,097
Nassim Usman	470,833	9.7%	$2.10	02-11-13	345,722	1,136,173
Barry A. Polisky	291,666	6.0%	$2.10	02-11-13	214,164	703,823
Bharat M.Chowrira	250,000	5.1%	$2.10	02-11-13	183,569	603,278

(1)	Amounts reported in these columns show hypothetical gains that may be realized upon exercise of the options, assuming the market price of common stock appreciates at the specified annual rates of appreciation, compounded annually over the term of the options. These numbers are calculated based upon rules promulgated by the SEC. Actual gains, if any, depend on the future performance of common stock and overall market conditions.
(2)	The fair market value of the Company’s common stock was $1.74 on the date of grant. The option exercise price was granted at a premium to the closing price of the stock on the date of grant pursuant to the Stock Purchase Agreement.
(3)	Mr. Tancer left the Company effective December 31, 2003.

Aggregated Option Exercises and Fiscal Year-End Option Values

The following table contains information about the stock options exercised in 2003 and the number and value of stock options held by each Named Executive Officer as of December 31, 2003. A stock option is “in-the-money” if the closing market price of common stock exceeds the exercise price of the stock option. The value of “in-the-money” unexercised stock options set forth in the table represents the difference between the exercise price of these options and the closing sales price of the common stock on December 31, 2003, as reported by the Nasdaq National Market ($5.20 per share).

Aggregated Option Exercises in Last Fiscal Year and

Fiscal Year-End Option Values

Name	Shares Acquired On Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at December 31, 2003(#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at December 31, 2003($) Exercisable/Unexercisable
Howard W. Robin	—	—	56,138/1,505,033	$22,590/$4,503,999
Marvin Tancer (2)	—	—	89,608/440,807	$202,598/$1,273,218
Nassim Usman	—	—	102,263/429,839	$204,235/$1,286,578
Barry A. Polisky	—	—	55,489/262,010	$153,966/$762,297
Bharat M.Chowrira	—	—	52,872/220,744	$133,186/$655,928

(1)	Value realized is the difference between the exercise price and the closing market price of the common stock on the day of exercise.
(2)	Mr. Tancer left the Company effective December 31, 2003.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the shares of our common stock beneficially owned by (1) each of our directors (including the director nominees), (2) our Chief Executive Officer and each of the Named Executive Officers, (3) all of our directors and executive officers as a group, and (4) all persons known by us to beneficially own more than 5% of our outstanding stock. Except as otherwise indicated in the accompanying footnotes, beneficial ownership is shown as of April 9, 2004.

Name and Address	Number of Shares Beneficially Owned (1)	Percentage of Shares Outstanding (2)
Sprout Group (3) 11 Madison Avenue, 26th Floor New York, New York 10010	13,917,666	40.7%
Venrock Associates (4) 30 Rockefeller Plaza, Suite 5508 New York, New York 10112	6,298,506	19.2%
Oxford Bioscience Partners (5) 222 Berkeley Street, Suite 1650 Boston, Massachusetts 02116	4,615,394	14.2%
Techno Venture Management (6) 101 Arch Street, Suite 1950 Boston, Massachusetts 02110	3,047,665	9.4%

James Niedel (3)	13,944,750	40.8%

Bryan Roberts (4)	6,325,590	19.2%

Douglas Fambrough (5)	4,642,478	14.2%

R. Scott Greer (7)	96,180	*

Jeremy L. Curnock Cook (8)	33,750	*

Howard W. Robin (9)	374,232	1.2%

Marvin Tancer (10)	151,652	*

Nassim Usman (11)	151,707	*

Barry A. Polisky (12)	90,350	*

Bharat M. Chowrira (13)	92,198	*

Current executive officers and directors as a group (10 persons) (14)	25,902,887	70.0%

*	Less than 1%.
(1)	Shares are considered beneficially owned, for purposes of this table, only if held by the person indicated, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of such security. The business address for each of our directors and officers listed in the table is 2950 Wilderness Place, Boulder, Colorado 80301.
(2)	Applicable percentages are based on 31,793,610 shares of common stock outstanding on April 9, 2004, adjusted as required by SEC rules. On April 16, 2003, we completed a one-for-six reverse stock split for all of our outstanding common stock. All share numbers reflected in this proxy, including this table, give effect to the one-for-six reverse stock split.

(3)	Consists of 10,684,732 shares and 2,210,404 shares of common stock issuable upon the exercise of warrants held by Sprout Capital IX, L.P., a limited partnership; 493,427 shares and 102,077 shares of common stock issuable upon the exercise of warrants held by Sprout IX Plan Investors, L.P., a limited partnership; 42,109 shares and 8,711 shares of common stock issuable upon the exercise of warrants held by Sprout Entrepreneurs Fund, L.P., a limited partnership; and 23,419 shares and 4,845 shares of common stock issuable upon the exercise of warrants held by DLJ Capital Corporation (collectively “Sprout”), which warrants are immediately exercisable. In addition, amount includes 288,300 shares and 59,642 shares of common stock issuable upon the exercise of warrants held by Dr. James Niedel, a director of Company and a Venture Partner of each partnership, which warrants are immediately exercisable. In addition, includes options to purchase 27,084 shares held by Dr. Neidel exercisable within 60 days of April 9, 2004. Except for shares he holds directly, Dr. Niedel expressly disclaims beneficial ownership of the shares held by Sprout.
(4)	Consists of 4,175,084 shares and 863,721 shares of common stock issuable upon the exercise of warrants held by Venrock Associates III, L.P., a limited partnership, which warrants are immediately exercisable; 939,394 shares and 194,337 shares of common stock issuable upon the exercise of warrants held by Venrock Associates, a limited partnership, which warrants are immediately exercisable; and 104,377 shares and 21,593 shares of common stock issuable upon the exercise of warrants held by Venrock Entrepreneurs Fund III, L.P., a limited partnership (collectively “Venrock”), which warrants are immediately exercisable. In addition, includes options to purchase 27,084 shares held by Dr. Robert exercisable within 60 days of April 9, 2004. Dr. Roberts is one of our directors and a General Partner of Venrock Associates and a Member of Venrock Management III LLC and VEF Management III LLC, which is the General Partner of Venrock Associates III, L.P. and Venrock Entrepreneurs Fund III, L.P., respectively. He expressly disclaims beneficial ownership of the shares held by Venrock except to the extent of his pecuniary interest therein arising from his general partnership or member interests therein.
(5)	Consists of 3,759,230 shares and 810,315 shares of common stock issuable upon the exercise of warrants held by Oxford Bioscience Partners IV L.P., a limited partnership, which warrants are immediately exercisable and 37,719 shares and 8,130 shares of common stock issuable upon the exercise of warrants held by mRNA Fund II L.P., a limited partnership, which warrants are immediately exercisable. OBP Management IV L.P. serves as the General Partner of each partnership (collectively “Oxford”). In addition, includes options to purchase 27,084 shares held by Dr. Fambrough exercisable within 60 days of April 9, 2004. Dr. Fambrough is one of our directors and a Principal of Oxford and expressly disclaims beneficial ownership of the shares held by Oxford except to the extent of his pecuniary interest therein arising from his general partnership interests therein.
(6)	Consists of 2,525,253 shares and 522,412 shares of common stock issuable upon the exercise of warrants held by TVM V Life Science Ventures GmbH & Co., KG, a limited partnership, which warrants are immediately exercisable.
(7)	Includes options to purchase 27,084 shares held by Mr. Greer exercisable within 60 days of April 9, 2004.
(8)	Consists of options to purchase 33,750 shares exercisable within 60 days of April 9, 2004.
(9)	Includes options to purchase 366,178 shares held by Mr. Robin exercisable within 60 days of April 9, 2004.
(10)	Includes options to purchase 82,004 shares held by Mr. Tancer exercisable within 60 days of April 9, 2004 and 3,611 shares held by Mr. Tancer under our 401(k) Plan.. Mr. Tancer left the Company effective December 31, 2004.
(11)	Includes options to purchase 145,827 shares exercisable within 60 days of April 9, 2004 and 3,864 shares held by Dr. Usman under our 401(k) Plan.
(12)	Includes options to purchase 87,536 shares exercisable within 60 days of April 9, 2004 and 2,480 shares held by Dr. Polisky under our 401(k) Plan.
(13)	Includes options to purchase 82,332 shares exercisable within 60 days of April 9, 2004 and 3,864 shares held by Dr. Chowrira under our 401(k) Plan.
(14)	Includes options to purchase 933,047 shares by all current directors and officers as a group that are exercisable within 60 days of April 9, 2004.

Employment Agreements

Howard W. Robin, our Chief Executive Officer and President, amended his employment agreement with the Company on February 11, 2003 which became effective upon the consummation of our private placement financing of April 21, 2003. Pursuant to the employment agreement, as amended, he is entitled to the following:

•	an annual base salary of $358,110 subject to increase at the discretion of the Board of Directors;

•	annual bonuses of up to 30% of his then current base salary;

•	stock options for common stock as reflected in the tables elsewhere in this proxy;

•	employee benefits, including term life insurance in the amount of $500,000;

•	pursuant to his employment agreement with the Company dated January 4, 2001, as amended, the $400,000 interest-free loan he previously received from the Company will be forgiven over a specified period of time ($240,000 of the loan has been forgiven as of April 9, 2004) and the Company also shall make a “gross-up” payment to Mr. Robin equal to his tax liability associated with such forgiveness;

•	upon a termination “without cause” or his leaving “for good reason,” 50% of his unvested stock options shall vest, the outstanding balance of the interest-free loan shall be forgiven and the Company shall pay him the “gross-up” payment; he shall receive his base salary plus a bonus for twelve (12) months after termination, subject to (a) increase if there is a change of control of the Company within twelve (12) months of termination, or (b) decrease if he obtains other employment during the severance period; and

•	upon a change of control of the Company, all of his unvested stock options shall vest one (1) year after the change of control, the interest-free loan will be forgiven and the “gross-up” payment will be made; and, if the change of control results in his termination, he will receive his severance payment as described above and all of his unvested stock options will vest immediately.

Nassim Usman, our Chief Operating Officer and Senior Vice President, amended his employment agreement with the Company on February 11, 2003 which became effective upon the consummation of our private placement financing of April 21, 2003. Pursuant to the employment agreement, as amended, he is entitled to the following:

•	an annual base salary of $263,652 subject to increase at the discretion of the Board of Directors;

•	annual bonuses of up to 20% of his then current base salary;

•	stock options for common stock as reflected in the tables elsewhere in this proxy;

•	employee benefits, including term life insurance in the amount of $500,000;

•	the $60,000 interest-free loan he previously received from the Company will be forgiven pursuant to his employment agreement with the Company dated as of May 2, 1996, as amended on May 30, 1997 and September 30, 1999, over a specified period of time ($48,000 of the loan has been forgiven as of April 9, 2004) and the Company also shall make a “gross-up” payment to Mr. Usman equal to his tax liability associated with such forgiveness;

•	upon a termination “without cause” or his leaving “for good reason,” his unvested stock options shall continue to vest on a monthly basis during an applicable nine (9) or twelve (12) month severance period; he shall receive his base salary plus a bonus for nine (9) months after termination, subject to (a) increase if there is a change of control of the Company within twelve (12) months of termination, or (b) decrease if he obtains other employment during the severance period; and the Company shall continue to pay for all costs related to maintaining health care coverage for him and his dependents for a period no longer than eighteen (18) months; and

•	upon a change of control of the Company, all of his unvested stock options shall vest immediately if he terminates his employment “for good reason” within six (6) months after the change of control or if, under some circumstances, the Company terminates his employment other than “for cause”, and, if the change of control results in his termination, he will receive his severance payment as described above and all of his unvested stock options will vest immediately.

Barry M. Polisky, our Senior Vice President of Research, entered into a letter of agreement in June 2002. Pursuant to the agreement, as amended, he is entitled to the following:

•	an annual base salary of $263,652 subject to increase at the discretion of the Board of Directors;

•	annual bonuses of up to 25% of his then current base salary;

•	stock options for common stock as reflected in the tables elsewhere in this proxy;

•	employee benefits, including term life insurance in the amount of $500,000;

•	an interest-free loan of $150,000 made in July 2002 prior to Mr. Polisky’s appointment as an executive officer of the Company, forgiven in five equal annual installments (a total of $30,000 has been forgiven as of April 9, 2004), grossed-up for taxes, as long as Dr. Polisky remains employed by the Company; and

•	upon termination “without cause,” nine months’ severance pay at his then current salary.

Bharat M. Chowrira, our Vice President, Legal Affairs, Licensing and Patent Counsel, entered into a letter of agreement in April 2002. Pursuant to the agreement, as amended, he is entitled to the following:

•	an annual base salary of $220,500 subject to increase at the discretion of the Board of Directors;

•	annual bonuses of up to 25% of his then current base salary;

•	stock options for common stock as reflected in the tables elsewhere in this proxy;

•	employee benefits, including term life insurance in the amount of $500,000;

•	interest-free loans of $75,000 and $25,000 made in April 2002 and June 2002, respectively, prior to Mr. Chowrira’s appointment as an executive officer of the Company, forgiven in five equal annual installments (a total of $20,000 has been forgiven as of April 9, 2004), grossed-up for taxes, as long as Dr. Chowrira remains employed by the Company; and

•	upon termination “without cause,” nine months severance pay at his then current salary.

Compensation Pursuant to Plans

Stock Option Plans

The Company has established a Stock Option Plan (the “2001 Stock Option Plan,, under which it authorizes stock option grants to purchase shares of the Company’s common stock to eligible employees, consultants, and other individuals, as defined in the 2001 Stock Option Plan. Options to purchase the Company’s common stock are exercisable at a price as determined by the Board of Directors at the time the option is granted, which shall not be less than 100% of the fair market value (110% in the case of 10 percent stockholders) at the date of grant. Vesting rights are determined by the Board of Directors at the time the option is granted and generally options become exercisable at twenty-five percent at the end of each of years one through four.

At a Special Meeting of Stockholders held on April 16, 2003, stockholders approved an amendment to our previously existing 1996 Stock Option Plan and to our 2001 Stock Option Plan as a result of which we (a) terminated the 1996 Stock Option Plan and had its outstanding options covered by the 2001 Stock Option Plan, (b) increased the number of shares reserved for issuance pursuant to our 2001 Stock Option Plan by a total of 5,666,667 (after giving effect to a reverse stock split of one-for-six), and (c) provide a maximum limit on options granted to any individual during any calendar year of two million shares (after giving effect to the reverse stock split). Following the amendment to our stock plans and after giving effect to the reverse stock split, as of April 28, 2003, the maximum aggregate number of shares of common stock that are reserved under the 2001 Stock Option Plan is 6,627,859 shares, which includes 461,192 shares that had been reserved and were available for issuance under our 1996 Stock Option Plan, as well as the additional 5,666,667 shares approved by stockholders at the special meeting. The shares reserved under our 2001 Stock Option Plan may be authorized, but unissued, or reacquired common stock. If an option expires or becomes unexercisable without having been exercised in full, the unexercised shares that were subject thereto will become available for future grant or sale under the 2001 Stock Option Plan. At the 2004 Annual Meeting stockholders are being asked to approve an increase in the number of shares reserved for issuance under the 2001 Stock Option Plan from 6,627,859 to 7,627,859. For more information, see Proposal 2 in this proxy statement.

Executive Bonus Plan

The Company adopted an Executive Bonus Plan in March 1999. This Bonus Plan provides the Company’s executive officers with the opportunity to earn an annual bonus contingent upon their fulfillment of annual goals as determined by the Compensation Committee comprised of three independent directors. The Compensation Committee has complete authority to establish the goals for each executive officer, to interpret all provisions of the Bonus Plan and to make all other determinations necessary or advisable for the administration of the Bonus Plan. The Compensation Committee may award each executive officer with an annual bonus comprised of one or more of the following:

•	cash payment;

•	stock options pursuant to the Company’s stock option plan; or

•	forgiveness of any portion of the principal of interest-free loans provided to the executive officer.

Section 401(k) Plan

As part of its effort to attract and maintain high quality staff, the Company adopted a 401(k) Salary Reduction Plan and Trust on June 1, 1992. The Company’s employees may make pre-tax elective contributions of up to 25% of their salary, subject to limitations prescribed by law. All contributions are paid to a trustee who invests for the benefit of members of the 401(k) Plan. In March 1997, the 401(k) Plan was amended to provide that the Company may match the employee’s contributions with common stock. The Company may amend or terminate the 401(k) Plan at any time, subject to legal restrictions.

Employee Stock Purchase Plan

In March 1996, the Company adopted an Employee Stock Purchase Plan (the “Purchase Plan”), which authorizes the issuance of up to 933,333 shares of the Company’s common stock to eligible employees. Generally, each offering may last up to twenty-four months, and purchases are made on each October 31 and April 30 during each offering. For example, the initial offering began on April 11, 1996, and terminated on April 30, 1999. Common stock is purchased for accounts of employees participating in the Purchase Plan at a price per share equal to the lower of:

•	85% of the fair market value of a share of common stock on the date of commencement of participation in the offering, or

•	85% of the fair market value of a share of common stock on the date of purchase.

Generally, all regular employees, including executive officers, may participate in the Purchase Plan and may authorize payroll deductions of up to 15% of their base compensation for the purchase of common stock under the Purchase Plan. The Company’s Board of Directors has the authority to terminate the Purchase Plan at its discretion. As of April 9, 2004, 220,023 shares had been issued pursuant to the Purchase Plan.

Equity Compensation Plan Information

The following table provides information as of December 31, 2003, the end of our last fiscal year, regarding common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans and individual compensation arrangements, including our 2001 Stock Option Plan, and 1996 Employee Stock Purchase Plan. All amounts reflect a one-for-six reverse stock split effected April 16, 2003.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column) (1)
Equity compensation plans approved by security holders	5,753,287	$4.32	1,376,076
Equity compensation plans not approved by security holders	—	—	—
Total	5,753,287	$4.32	1,376,076

(1)	This number includes 713,310 shares of common stock available for future issuance under our Employee Stock Purchase Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Executive Loans. The Company made interest-free loans to its executive officers. The Company has forgiven all or a portion of the outstanding principal amount of each loan under the terms of each officer’s employment agreement. See “Employment Agreements” above.

Name	Loan Amount		Balance as of April 9, 2004
Howard W. Robin	$400,000	(1)	$160,000
Marvin Tancer	200,000	(2)	—
Nassim Usman	60,000	(3)	12,000
Barry A. Polisky	150,000	(4)	120,000
Bharat M. Chowrira	100,000	(5)	80,000

(1)	$80,000 forgiven in each of January 2002, 2003 and 2004.
(2)	$40,000 forgiven in June 2002 and $160,000 forgiven in December 2003.
(3)	$12,000 forgiven in each of October 2000, 2001, 2002 and 2003.
(4)	$30,000 forgiven in July 2003.
(5)	$15,000 forgiven in April 2003 and $5,000 forgiven in June 2003.

Indemnity Agreements. The Company has entered into indemnity agreements with each of its officers (including the Named Executive Officers) and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party to by reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company’s bylaws.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended.

Responsibilities and Objectives. The Committee establishes and administers the general compensation policies and plans for the Company and the specific compensation levels for the executive officers and other key employees. The Committee is responsible for conducting, at a minimum, annual reviews of executive compensation and for taking certain actions regarding the compensation of senior executives of the Company. The Committee determines the salary levels for senior executives, and other key employees, and the types and amounts of cash and other bonuses to be distributed to these individuals in accordance with the Bonus Plan. The Committee also determines grants of stock options pursuant to the stock option plans.

The Compensation Committee operates pursuant to a written charter adopted by the Board of Directors, which is available on our website at www.sirna.com.

This report is submitted by members of the Committee summarizing their involvement in the compensation decisions and policies adopted by the Company for the Company’s executive officers.

General Policy. The Company’s executive compensation practices are designed to reward and provide an incentive for executives based on the achievements of annual and long-term corporate and individual performance goals. Compensation levels for executives are established after giving consideration to a variety of quantitative measures including, but not limited to, Company financial and operating performance, peer group comparisons and labor market conditions. Before making decisions, the Committee elicits the recommendations and advice of the CEO regarding appropriate or desired levels of compensation for management personnel generally. The Committee has complete access to all necessary Company personnel records, financial reports and other data, and may seek the advice of experts and analysts.

The ultimate purpose of the Company’s compensation structure is to attract and retain executives of the highest caliber and to motivate these executives to put forth maximum effort toward the achievement of Company goals identified through the strategic planning process of the Board and management. Also, the compensation design emphasizes long-term incentives in the form of stock options that will encourage these individuals to maintain their focus on the paramount importance of long-term Stockholder interests.

Components of Compensation. In evaluating executive compensation, the Committee focuses upon several fundamental components: salary, annual bonus and long-term incentive compensation consisting of stock options. The Committee’s recommendations are offered to the full Board of Directors and are ultimately ratified, changed or rejected by the full Board.

Salary levels for senior executives and other officers are reviewed by the Committee annually. The Company has entered into employment agreements with its executive officers, as amended from time to time, which set forth the salary level for each executive. In establishing salary levels, the Committee has relied upon salary survey data and other publicly available information. The Committee also considers the experience of each executive officer as well as his or her past performance and expected future performance.

The annual bonus component of executive compensation has historically been provided to an executive, if and as appropriate, for obtaining pre-determined corporate and individual goals. The Committee typically determines whether annual bonuses will be awarded to executives for attainment of these goals at the end of each year. Pursuant to the Bonus Plan, the Committee may award bonuses comprised of cash, stock options and loan forgiveness based on the executive officer’s fulfillment of annual goals previously established by the Committee. At that time, the Committee also sets the performance goals for the upcoming year.

The third component of the Company’s executive compensation strategy is long-term incentive compensation pursuant to which executives receive stock options pursuant to the Plan which are tied to the long-term appreciation of the value of the Company Stock. The Plan offers executives the possibility of future gains depending upon the executives’ continued employment by, and contributions to, the Company. The Committee believes that a portion of the total compensation of senior executives over a period of years should consist of such long-term incentive awards.

Executive officers of the Company also are permitted to participate in the Purchase Plan which is open to all of the Company’s full-time employees. The Purchase Plan enables the Company’s employees, including executive officers, to acquire Company Stock at a discount to the market price by allocating up to 15 % of their base salary (subject to certain limits) to the acquisition of such stock.

Review of Executive Compensation. The Committee, in making its recommendations and determinations at year end 2003 regarding executive compensation, was influenced by a few primary considerations, namely, that executive management completed the principal goals to (a) complete a financing transaction that would satisfy the Company’s operational needs for at least the next few years; (b) restructure and reorganize the company to focus on RNAi-based therapeutics; (c) reduce the planned 2003 burn rate; (d) retain and hire key employees; and (e) demonstrate siRNA efficacy in an animal model system.

In light of the results in 2003, the Committee determined that increases in executive compensation were justifiable, both to reward management for accomplishments to date and to encourage future achievement of both short- and long-term objectives. Accordingly, the Committee approved salary increases and bonuses that it believes reflected appropriate rewards for management’s performance in 2003. The Committee also granted stock options to the executive officers in January 2004.

Compensation of Chief Executive Officer. In assessing appropriate types and amounts of compensation for the Chief Executive Officer, the Committee evaluates both corporate and individual performance. Corporate factors included in the evaluation are (i) progress and number of products in clinical and preclinical development, (ii) levels and quality of research, and (iii) current and potential funds raised in equity offerings and collaborations. Individual factors include initiation and implementation of successful business strategic partnerships, maintenance of an effective management team and various personal qualities, including leadership, commitment and professional standing.

Other Compensation Considerations. Under Section 162(m) of the Internal Revenue Code the Company may not receive a federal income tax deduction for compensation paid to the Chief Executive Officer or any of the four most highly compensated executive officers to the extent that any of the persons receive more than $1,000,000 in compensation in any one year. However, if the Company pays compensation that is “performance-based” under Section 162(m) it can receive a federal income tax deduction for the compensation paid even if such compensation exceeds $1,000,000 in a single year. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible on the Company’s federal income tax.

Conclusion. For these and other reasons, the Committee recommended an increase in salary for Mr. Robin from $345,000 in 2003 to $358,110 in 2003. In addition, the Committee approved and recommended payment of a $103,500 cash bonus to Mr. Robin. The Committee also granted stock options for 30,000 shares of common stock under the Plan to Mr. Robin in January 2004. The Committee believes that these compensation amounts and awards reflect appropriate levels given the Company’s performance in 2003 and the individual performance of management. The Committee also believes that these awards evidence the Committee’s philosophy to emphasize long-term incentive rewards tied to the Company’s performance.

COMPENSATION COMMITTEE

Bryan Roberts, Chairman

James Niedel

R. Scott Greer

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee was at any time during fiscal 2003 an officer or employee of the Company. In addition, none of our executive officers serves as a member of the Board of Directors or Compensation Committee of any company that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission, the NASD, and the Company.

Based solely on our review of Section 16(a) forms received by us and written representations that no other reports were required, we believe that, during the last fiscal year, all Section 16(a) filing requirements applicable to our executive officers, directors and 10% beneficial owners were complied with, with the exception of Dr. Chowrira whose Form 3 was filed late.

PERFORMANCE GRAPH

The following line graph presents the cumulative total stockholder return for the Company’s common stock since December 31, 1998, compared with the Nasdaq Composite (US) index and Nasdaq Biotech index. Trade prices are not always disclosed to management. The graph assumes that $100 was invested on December 31, 1998 and that dividends were reinvested.

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Sirna Therapeutics, Inc., (formerly Ribozyme Pharmaceuticals, Inc.)	$100.00	$240.00	$327.10	$104.50	$5.50	$19.80
Nasdaq Biotech	$100.00	$201.60	$248.00	$207.80	$113.60	$165.60
Nasdaq Composite	$100.00	$185.60	$112.70	$88.90	$60.90	$91.40

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended.

The following is a report of the Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2003, which include our balance sheets as of December 31, 2003 and 2002, and the related statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2003, and the notes thereto.

The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 4200 of the listing standards of the Nasdaq National Market and also meet the additional criteria for independence of Audit Committee members set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. In addition, our Board of Directors has determined that Mr. Greer is an “audit committee financial expert” as defined by the Securities and Exchange Commission.

The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is available on our website at www.sirna.com. In general, the Audit Committee charter sets forth:

•	the scope of the Audit Committee’s responsibilities and the means by which it carries out these responsibilities,

•	the outside auditor’s accountability to the Board of Directors and the Audit Committee, and

•	the Audit Committee’s responsibility to monitor the independence of the outside auditor.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors in its general oversight of our financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Ernst & Young LLP, our independent auditing firm, is responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor. However, the Audit Committee members have the ability to read and understand financial statements at the time of their appointment. The Audit Committee serves in a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee’s members in business, financial and accounting matters. In addition, our Board of Directors has determined that Mr. Greer is an “audit committee financial expert” as defined by the Securities and Exchange Commission.

The Audit Committee members have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of our independent auditor included in their report on our financial statements. The Audit Committee’s oversight role does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditor do not assure that our financial statements are presented in accordance with generally accepted accounting principles, that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards or that our independent accountants are in fact “independent.”

Among other matters, the Audit Committee monitors the activities and performance of our external auditors, including the audit scope, audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee is responsible for the appointment, compensation and oversight of our independent auditors. The Audit Committee also reviews the results of the internal and external audit work with regard to the adequacy and appropriateness of our financial, accounting and internal controls. Management and independent auditor presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor.

Review with Management

The Audit Committee has reviewed and discussed our audited financial statements with management. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles.

Review and Discussions with Independent Accountants

During 2003, the Audit Committee held five meetings with management and the independent auditors to review financial results and SEC filings, and to discuss the overall scope and plan for the annual audit. We also met with the independent auditors, with and without management present, to discuss the results of their examinations and their evaluations of our internal controls. In addition, the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2002 and held discussions with management and Ernst & Young on the quality, not just the acceptability, of our accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee has also discussed with Ernst & Young the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of our financial statements.

The Audit Committee has also received written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (which relates to the accountant’s independence from us and our related entities) and has discussed with Ernst & Young their independence from the Company. In addition, the Audit Committee has also considered whether the provision of those services set forth in the table below are compatible with Ernst & Young maintaining its independence from the Company.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company’s independent auditors.

AUDIT COMMITTEE

R. Scott Greer, Chairman

Jeremy L. Curnock Cook

Bryan Roberts

ANNUAL REPORT

A copy of the Company’s 2003 annual report and Annual Report on Form 10-K for the year ended December 31, 2003, are being distributed to the Company’s stockholders along with this Proxy Statement. The Company’s Annual Report on Form 10-K for the year ended December 31, 2003 as filed with the Securities and Exchange Commission may be obtained without charge upon written request directed to Bharat M. Chowrira, Secretary, 2950 Wilderness Place, Boulder, Colorado 80301.

By Order of the Board of Directors

Bharat M. Chowrira, Secretary

Date: April 9, 2004

EXHIBIT A

SIRNA THERAPEUTICS, INC.

(formerly known as RIBOZYME PHARMACEUTICALS, INC.)

2001 STOCK OPTION PLAN

(AS AMENDED AND RESTATED AS OF MAY 12, 2004)

SECTION 1. PURPOSE

This plan (the “Plan”) amends and restates the plan known as the “SIRNA 2001 STOCK OPTION PLAN” (formerly known as the “RPI 2001 STOCK OPTION PLAN”). The purpose of the Plan is to promote the interests of Sirna Therapeutics, Inc. (formerly known as Ribozyme Pharmaceuticals, Inc.) (the “Company”) and its Subsidiaries and the Company’s stockholders by (i) attracting and retaining key officers, employees, and directors of, and consultants to, the Company and its Subsidiaries and any future Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals, (iii) enabling such individuals to participate in the long-term growth and financial success of the Company, (iv) encouraging ownership of stock in the Company by such individuals, and (v) linking their compensation to the long-term interests of the Company and its stockholders. With respect to any Options granted under the Plan that are intended to comply with the requirements of “performance-based compensation” under Section 162(m) of the Code, the Plan shall be interpreted in a manner consistent with such requirements.

SECTION 2. DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “AFFILIATE” shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity’s outstanding voting securities, in each case as designated by the Board as being a participating employer in the Plan.

(b) “BOARD” shall mean the board of directors of the Company.

(c) “CHANGE IN CONTROL” shall mean, unless otherwise defined in the applicable Option Agreement, any of the following events:

(i) An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term Person is used for purposes of Section 13 (d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any subsidiary or (ii) the Company or any Subsidiary;

(ii) The individuals who, as of the date hereof, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election or nomination for election by the Company’s stockholders of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if (1) such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest or (2) such individual was designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) of this paragraph; or

(iii) Approval by stockholders of the Company of:

(A)	A merger, consolidation or reorganization involving the Company, unless,

(1) The stockholders of the Company immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of the outstanding Voting Securities of the corporation (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

(2) The individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation; and

(3) no Person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities) has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Surviving Corporation’s then outstanding Voting Securities.

(B)	A complete liquidation or dissolution of the Company; or

(C)	An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary)

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increased the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

(d) “CODE” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(e) “COMMITTEE” shall mean a committee of the Board composed of not less than two Non-Employee Directors, each of whom shall be a “Non-Employee Director” for purposes of Exchange Act Section 16 and Rule 16b-3 thereunder and an “outside director” for purposes of Section 162(m) and the regulations promulgated under the Code.

(f) “CONSULTANT” shall mean any consultant to the Company or its Subsidiaries or Affiliates.

(g) “DIRECTOR” shall mean a member of the Board.

(h) “DISABILITY” shall mean, unless otherwise defined in the applicable Option Agreement, a disability that would qualify as a total and permanent disability under the Company’s then current long-term disability plan.

(i) “EMPLOYEE” shall mean a current or prospective officer or employee of the Company or of any Subsidiary or Affiliate.

(j) “EXCHANGE ACT” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(k) “FAIR MARKET VALUE” with respect to the Shares, shall mean, for purposes of a grant of an Option as of any date, (i) the closing sales price of the Shares on any exchange on which the Shares are traded, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith, by the Committee in its sole discretion, and for purposes of a sale of a Share as of any date, the actual sales price on that date.

(l) “INCENTIVE STOCK OPTION” shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(m) “NON-QUALIFIED STOCK OPTION” shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and is not intended to be an Incentive Stock Option.

(n) “NON-EMPLOYEE DIRECTOR” shall mean a member of the Board who is not an officer or employee of the Company or any Subsidiary or Affiliate.

(o) “OPTION” shall mean an Incentive Stock Option or a Non-Qualified Stock Option, or any stock option granted under the 1996 Plan which is outstanding on the effective date of the amendment and restatement of this Plan as described in Section 12.1.

(p) “OPTION AGREEMENT” shall mean any written agreement, contract, or other instrument or document evidencing any Option, which may, but need not, be executed or acknowledged by a Participant.

(q) “OPTION PRICE” shall mean the purchase price payable to purchase one Share upon the exercise of an Option.

(r) “OUTSIDE DIRECTOR” means, with respect to the grant of an Option, a member of the Board then serving on the Committee.

(s) “PARTICIPANT” shall mean any Employee, Director, Consultant or other person who receives an Option under the Plan.

(t) “PERSON” shall mean any individual, corporation, partnership, limited liability company, associate, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

(u) “RETIREMENT” shall mean, unless otherwise defined in the applicable Option Agreement, retirement of a Participant from the employ or service of the Company or any of its Subsidiaries or Affiliates in accordance with the terms of the applicable Company retirement plan or, if a Participant is not covered by any such plan, retirement on or after such Participant’s 65th birthday.

(v) “SEC’ shall mean the Securities and Exchange Commission or any successor thereto.

(w) “SECTION 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

(x) “SECTION 162 (m)” shall mean Section 162 (m) of the Code and the regulations promulgated thereunder and any successor or provision thereto as in effect from time to time.

(y) “SHARES” shall mean shares of the Common Stock, $0.01 par value, of the Company.

(z) “SUBSIDIARY” shall mean any Person (other than the Company) of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company. Notwithstanding the preceding, for purposes of granting an Incentive Stock Option to an Employee of a Subsidiary

(and in connection with a termination of such Employee’s employment with the Company and all Subsidiaries), the term “Subsidiary” shall only include a corporation 50% or more of whose stock having general voting power is owned by the Company, or by another Subsidiary (as defined in this sentence) of the Company.

SECTION 3. ADMINISTRATION

3.1 Authority of Committee. The Plan shall be administered by the Committee, which shall be appointed by and serve at the pleasure of the Board; provided, however, with respect to Options to Outside Directors, all references in the Plan to the Committee shall be deemed to be references to the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of Options to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with Options; (iv) determine the timing, terms, and conditions of any Option; (v) accelerate the time at which all or any part of an Option may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances Options may be settled or exercised in cash, Shares, other securities, other Options or other property, or canceled, forfeited, or suspended and the method or methods by which Options may be settled, exercised, canceled, forfeited, or suspended; (vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Options, other property, and other amounts payable with respect to an Option shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Option made under, the Plan; (ix) amend or modify the terms of any Option at or after grant (with the consent of the holder of the Option if adversely affected); (x) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 11 hereunder to amend or terminate the Plan. Notwithstanding the foregoing, the Committee shall not make any adjustment (except as contemplated by Section 4.2 or any repricing that may be approved by stockholders) that constitutes a repricing (by amendment, cancellation and regrant, exchange or other means) of the per-share exercise price of any Option to a price that is less than 100% of the Fair Market Value of a Share (as adjusted pursuant to Section 4.2) on the date of the grant of the initial Option.

3.2 Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Option shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Option.

3.3 Action by the Committee. The Committee shall select one of its members as its Chairperson and shall hold its meetings at such times and places and in such manner as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The exercise of an Option or receipt of an Option shall be effective only if an Option Agreement shall have been duly executed and delivered on behalf of the Company following the grant of the Option or other Option. The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business, as it shall deem advisable.

3.4 Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or of any Subsidiary or Affiliate, or to a Committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Options to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Options held by Participants who are not officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to such Section.

3.5 No Liability. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

SECTION 4. SHARES AVAILABLE FOR AWARDS

4.1 Shares Available. Subject to the provisions of Section 4.2 hereof, the stock to be subject to Options under the Plan shall be the Shares of the Company and the maximum number of Shares with respect to which Options may be granted under the Plan shall be 7,377,859 (which includes 384,835 Shares which are subject to outstanding options or available for future grants under the Company’s 1996 Stock Option Plan (the “1996 Plan”)). The maximum number of Shares which may be the subject of Options granted during any calendar year to any individual shall not exceed 2,000,000 Shares (subject to adjustment under Section 4.2 hereof consistent with Section 162(m) of the Code). If the Shares that would be issued or transferred pursuant to any Options are not issued or transferred and cease to be issuable or transferable for any reason, the number of Shares subject to such portion of the Option will no longer be charged against the limitation provided in the first sentence of this Section 4.1 and may again be made subject to Options. Notwithstanding the preceding, with respect to any Option granted to any individual who is a “covered employee” within the meaning of Section 162(m) of the Code that is cancelled, the number of shares subject to such Option shall continue to count against the maximum number of Shares which may be the subject of Options granted to such individual.

4.2 Adjustments. If, prior to the complete exercise of any Option, there shall be declared and paid a stock dividend upon the Shares or if the Shares shall be split up, converted, exchanged, reclassified, or in any way substituted for, then each outstanding Option, to the extent that it has not been exercised, shall entitle the holder thereof upon the future exercise of the Option to such number and kind of securities or cash or other property subject to the terms of the Option to which he would have been entitled had he actually owned the Shares subject to the unexercised portion of the Option at the time of the occurrence of such stock dividend, split-up, conversion, exchange, reclassification or substitution, and the aggregate purchase price upon the future exercise of the Option shall be the same as if the originally optioned Shares were being purchased thereunder. Any fractional shares or securities issuable upon the exercise of the Option as a result of such adjustment shall be payable in cash based upon the Fair Market Value of such shares or securities at the time of the exercise. If any such event should occur, the number of Shares with respect to which Options remain to be issued, or with respect to which Options may be reissued (including, in each case, Options to be granted to any individual during any calendar year), shall be adjusted in a similar manner. In the event of any other change in the corporate structure or outstanding Shares such that an adjustment is determined by the Committee, in its sole discretion, to be appropriate, then the Committee shall, in such manner as it may deem equitable (and, with respect to Incentive Stock Options, in such manner as is consistent with Section 422 of the Code and the regulations thereunder): (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Options may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Options under the Plan; and (3) the grant or exercise price with respect to any Option under the Plan, provided that the number of shares subject to any Option shall always be a whole number; (ii) if deemed appropriate, provide for an equivalent Option in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) if deemed appropriate, make provision for a cash payment to the holder of an outstanding Option.

4.3 Substitute Options. Any Shares issued by the Company as substitute Options in connection with the assumption or substitution of outstanding grants from any acquired corporation (“Substitute Options”) shall not reduce the Shares available for Option under the Plan if the original stockholder approval in connection with such outstanding grants (or approval by the Company’s stockholders of the relevant transaction) is such that it will continue to apply to the Substitute Options without requiring further approval by stockholders of the Company. If such original stockholder approval (or approval of the transaction) will not continue to apply to the Substitute Options, then any Shares issued pursuant to such Substitute Options shall reduce the Shares available for Options under the Plan.

4.4 Sources of Shares Deliverable Under Options. Any Shares delivered pursuant to an Option may consist, in whole or in part, of authorized and unissued Shares or of issued Shares that have been reacquired by the Company.

SECTION 5. ELIGIBILITY

Any Employee, Director or Consultant shall be eligible to be designated a Participant; provided, however, that Non-Employee Directors and Outside Directors shall only be eligible to receive Options granted consistent with Section 7.

SECTION 6. STOCK OPTIONS

6.1 Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options shall be granted, the number of Shares subject to each Option, the exercise price (subject to Section 6.2) and the conditions and limitations applicable to the exercise of each Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options; provided, however, that an Incentive Stock Option may only be granted to a person who at the time of grant is an Employee of the Company or a Subsidiary. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. A person who has been granted an Option under this Plan may be granted additional Options under the Plan if the Committee shall so determine; provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option related thereto is granted) of the Shares with respect to which all Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under all plans described in subsection (d) of Section 422 of the Code of the Company and its Subsidiaries) exceeds $100,000 (or such higher amount as is permitted in the future under Section 422(d) of the Code), such Options shall be treated as Non-Qualified Stock Options.

6.2 Price. The Committee in its sole discretion shall establish the Option Price at the time each Option is granted; provided, however, that the per-share exercise price of each Option shall not be less than 100% of the Fair Market Value of the Shares with respect to which the Option is granted on the date of grant of such Option, except in connection with a Change in Control or a merger, consolidation or other acquisition or reorganization of another entity by or with the Company or a Subsidiary.

6.3 Term. Subject to the Committee’s authority under Section 3.1 and the provisions of Section 6.5, each Option and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Option Agreement. The Committee shall be under no duty to provide terms of like duration for Options granted under the Plan. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of ten (10) years from the date such Option was granted.

6.4 Exercise.

(a) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Option Agreement or thereafter. The Committee shall have full and complete authority to determine, subject to Section 6.5 herein, whether an Option will be exercisable in full at any time or from time to time during the tern of the Option, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option as the Committee may determine.

(b) The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Option granted hereunder shall be effective only at such time as the sale of Shares pursuant to such exercise will not violate any state or federal securities or other laws.

(c) An Option may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised. The exercise of an Option shall result in the termination of the other to the extent of the number of Shares with respect to which the Option is exercised.

(d) Payment of the Option Price shall be made in cash or cash equivalents, or, at the discretion of the Committee, (i) in whole Shares having a Fair Market Value on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date) equal to the aggregate Option Price, together with any applicable withholding taxes, or (ii) by a combination of such cash (or cash equivalents) and such Shares; provided, however, that the optionee shall not be entitled to tender Shares which have not been beneficially owned by the optionee for at least six months. Subject to applicable securities laws, an Option may also be exercised by delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Option Price, together with any applicable withholding taxes. Further, the Committee may, in its sole discretion, permit any Option to be exercised in accordance with such other cashless exercise procedures as the Committee may adopt. Until the optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such Shares.

6.5 Ten Percent Stock Rule. Notwithstanding any other provisions in the Plan, if at the time an Option is otherwise to be granted pursuant to the Plan the optionee owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company or its parent or Subsidiary or Affiliate corporations (within the meaning of Section 422 (b)

(6) of the Code), then any Incentive Stock Option to be granted to such optionee pursuant to the Plan shall satisfy the requirement of Section 422(c) (5) of the Code, and the Option Price shall be not less than 110% of the Fair Market Value of the Shares of the Company on the date such Option is granted, and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

6.6 Options Granted Under 1996 Plan. The Plan shall cover all Options granted under the 1996 Plan which are outstanding on the effective date described in Section 12.1. Such Options shall continue to be subject to the same terms and conditions as were applicable to such Options pursuant to the 1996 Plan and the Option Agreements executed thereunder.

SECTION 7. NON-EMPLOYEE DIRECTOR AND OUTSIDE DIRECTOR AWARDS

The Board may provide that all or a portion of a Non-Employee Director’s and/or Outside Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director or Outside Director) in the form of Non-Qualified Stock Options. The Board shall determine the terms and conditions of any such Options, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s or Outside Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Options, subject to the terms of the Plan and applicable law. With respect to such Options, all references in the Plan to the Committee shall be deemed to be references to the Board.

SECTION 8. TERMINATION OF EMPLOYMENT OR SERVICE

The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Option upon a termination of employment or service with the Company, its Subsidiaries and Affiliates, including a termination by the Company with or without cause, by a Participant voluntarily, or by reason of death, Disability or Retirement, and may provide such terms and conditions in the Option Agreement or in such rules and regulations as it may prescribe. Notwithstanding the preceding, if and to the extent that any Option which is intended to be an Incentive Stock Option is exercised more than three months after the Participant’s termination of employment with the Company and its Subsidiaries other than due to death or Disability, or more than twelve months after the Participant’s termination of employment with the Company and its Subsidiaries due to Disability, such Option shall be treated as a Non-Qualified Stock Option. Unless otherwise determined by the Committee at the time of grant, in the case of any Option granted to an Employee, a change in the status of such Employee to that of a Consultant shall be treated as a termination of employment and service for purposes of such Option and the Plan; provided, however, that the Committee may in its sole discretion, at the time of such termination, determine that all or a portion of such Option may continue to vest during the holder’s service as a Consultant and may remain exercisable for such period as may be determined by the Committee (but not longer than ten years after the date of grant of an Option if, at the date of grant, the Option was intended to be an Incentive Stock Option). For purposes of this Plan and any Option, if an entity ceases to be a Subsidiary or Affiliate of the Company, a termination of employment or service shall be deemed to have occurred with respect to each Employee or Consultant in respect of such Subsidiary or Affiliate who does not continue as an Employee or Consultant in respect of another entity within the Company after giving effect to such Subsidiary or Affiliate’s change in status.

SECTION 9. CHANGE IN CONTROL

Upon a Change in Control, to the extent permitted by applicable law: (i) any surviving or acquiring corporation shall assume any Options outstanding under the Plan or shall substitute similar Options (including an option to acquire the same consideration paid to the stockholders in the transaction) for those outstanding under the Plan, or (ii) such Options shall continue in full force and effect. In the event any surviving or acquiring corporation refuses to assume such Options, or to substitute similar awards for those outstanding under the Plan, then, with respect to Options held by persons then performing services as Employees, Directors or Consultants, the time during which Options may be exercised shall be accelerated prior to such event and the Options shall be terminated if not exercised after such acceleration and at or prior to such event.

SECTION 10. AMENDMENT AND TERMINATION

10.1 Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply.

10.2 Amendments to Options. Subject to the restrictions of Section 6.2 and the limitations on repricing in Section 3.1, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Option theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participant or any holder or beneficiary of any Option theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder, or beneficiary.

10.3 Adjustments of Options Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Options in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

SECTION 11. GENERAL PROVISIONS

11.1 Limited Transferability of Options. Except as otherwise provided in the Plan, no Option shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution and/or as may be provided by the Committee in its discretion, at or after grant, in the Option Agreement. An Incentive Stock Option shall not be transferred other than by will or the laws of descent and distribution and, during the holder’s lifetime, may only be exercised by the holder. No transfer of an Option by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer.

11.2 No Rights to Options. No Person shall have any claim to be granted any Option, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Options. The terms and conditions of Options need not be the same with respect to each Participant.

11.3 Share Certificates. All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Option or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

11.4 Withholding. A Participant may be required to pay to the Company or any Subsidiary or Affiliate and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to withhold from any Option, from any payment due or transfer made under any Option or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Options or other property) of any applicable withholding or other taxes in respect of an Option, its exercise or any payment or transfer under an Option or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. If withholding is satisfied by withholding Shares which would otherwise be issued pursuant to the exercise of an Option, then the Shares withheld shall have a Fair Market Value on the date on which such withholding is satisfied equal to the statutory minimum amount required to be withheld.

11.5 Option Agreements. Each Option hereunder shall be evidenced by an Option Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Option and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Option Agreement, the terms of the Plan shall prevail.

11.6 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options.

11.7 No Right to Employment. The grant of an Option shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Option Agreement.

11.8 No Rights as Stockholder. Subject to the provisions of the Plan and the applicable Option Agreement, no Participant or holder or beneficiary of any Option shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares.

11.9 Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Option Agreement shall be determined in accordance with the laws of the State of Colorado without giving effect to conflicts of laws principles.

11.10 Severability. If any provision of the Plan or any Option Agreement is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Option, or would disqualify the Plan or any Option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, Person or Option and the remainder of the Plan and any such Option shall remain in full force and effect.

11.11 Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Option if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16 (b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Option shall be promptly refunded to the relevant Participant, holder, or beneficiary.

11.12 No Trust or Fund Created. Neither the Plan nor any Option shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Option, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.

11.13 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Option, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

11.14 Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 12. TERM OF THE PLAN

12.1 Effective Date. This amendment and restatement of the Plan shall be effective as of May 12, 2004, provided it is approved and ratified by the Company’s stockholders on or prior to May 12, 2004. If this amendment and restatement of the Plan is not so approved by the Company’s stockholders, then any Options granted pursuant to the amended provisions of the Plan shall be void and of no further force or effect.

12.2 Expiration Date. No new Options shall be granted under the Plan after March 21, 2011. Unless otherwise expressly provided in the Plan or in an applicable Option Agreement, any Option granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Option or to waive any conditions or rights under any such Option shall, continue after said expiration date.

PROXY

SIRNA THERAPEUTICS, INC.

This Proxy is Solicited on Behalf of the Board of Directors

for the Annual Meeting of Stockholders to

be Held May 12, 2004

The undersigned stockholder of Sirna Therapeutics, Inc. hereby constitutes and appoints Howard W. Robin and Bharat M. Chowrira, and each of them, proxies, with full power of substitution, for and on behalf of the undersigned to vote, as designated below, according the number of shares of the Company’s $.01 par value common stock held of record by the undersigned on March 15, 2004, and as fully as the undersigned would be entitled to vote if personally present at the Company’s Annual Meeting of Stockholders to be held at the Company’s executive offices at 2950 Wilderness Place, Boulder, CO 80301, on May 12, 2004 at 10:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If properly executed and no direction is made, this proxy will be voted FOR the election of proposed nominees to the Board of Directors of the Company; FOR the proposal to amend and restate the 2001 Stock Option Plan; and FOR the proposal to ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2004.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1, 2 AND 3.

1.	Proposal to elect the following nominees to the Board of Directors:

☐ FOR all nominees listed below (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote all nominees listed below

Dr. Douglas Fambrough

Dr. Bryan Roberts

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below:)

2.	Proposal to amend and restate the 2001 Stock Option Plan providing for an increase in the number of shares reserved for issuance by a total of 750,000 shares, prohibition on discounted options, and prohibition on repricing:

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Proposal for ratification of selection of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2004:

☐ FOR	☐ AGAINST	☐ ABSTAIN

4. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting or any and all postponements, continuations or adjournments thereof.

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. Executors, administrators, trustees and other fiduciaries, and persons signing on behalf of corporations or partnerships, should so indicate.

Dated ,2004

Authorized Signature

Title

Authorized Signature

Title

Please mark boxes ☐ in ink. Sign, date and return this proxy card promptly using the enclosed envelope.